Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:	Investor Relations Irelations@buckeye.com (800) 422-2825
BUCKEYE PARTNERS, L.P. REPORTS 2010 FOURTH-QUARTER AND FULL YEAR
RESULTS; INCREASES QUARTERLY CASH DISTRIBUTION
HOUSTON, February 11, 2011 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported net income attributable to Buckeye’s unitholders for the fourth quarter of 2010 of $8.4 million, or $0.19 per limited partner (“LP”) unit, compared to net income attributable to Buckeye’s unitholders for the fourth quarter of 2009 of $18.6 million, or $0.93 per LP unit. Buckeye’s equity-funded merger with Buckeye GP Holdings L.P. (“BGH”) in the fourth quarter of 2010 has been treated as a reverse merger for accounting purposes. As a result, the historical results reported for periods prior to the completion of the merger are those of BGH, and the diluted weighted average number of LP units outstanding increased from 20.0 million in the fourth quarter of 2009 to 44.3 million in the fourth quarter of 2010. Additionally, Buckeye incurred a non-cash charge to compensation expense of $21.1 million in the fourth quarter of 2010 as a result of a distribution of LP units owned by BGH GP Holdings, LLC to certain officers of Buckeye, which triggered a revaluation of an equity incentive plan that had been instituted in 2007.
Buckeye’s Adjusted EBITDA (as defined below) for the fourth quarter of 2010 was $100.0 million versus Adjusted EBITDA of $106.7 million in the fourth quarter of 2009. Adjusted EBITDA for the full year increased 3.3 percent to $382.6 million from $370.2 million in 2009. Operating income for the fourth quarter and full year 2010 was $58.6 million and $279.5 million, respectively, compared to operating income for the fourth quarter and full year 2009 of $95.5 million and $203.8 million, respectively. Fourth quarter operating income before special charges (as defined below) was $79.6 million compared to operating income before special charges of $85.6 million in the prior year period. Operating income before special charges for full year 2010 increased 1.7 percent to $300.6 million from $295.6 million for 2009.
“The fourth quarter of 2010 was very active for Buckeye,” stated Forrest E. Wylie, Chairman and CEO. “We closed our merger with BGH, acquired a marine terminal in Puerto Rico, and entered into an agreement to acquire another world-class marine terminal in the Bahamas, all while maintaining our focus on core operations. Excluding $4.1 million in acquisition expenses incurred in the fourth quarter of 2010 and a $7.2 million property tax settlement received in the prior year period, Adjusted EBITDA would have been $104.1 million in the fourth quarter of 2010, up from $99.5 million in the fourth quarter of 2009. This 4.6 percent increase reflects an overall improvement in our operating results. We saw year over year pipeline transportation volumes increase for the second consecutive quarter. Fourth quarter volumes were up 5.1 percent compared to the same period in 2009, excluding the NGL pipeline that we sold in the first quarter of 2010. Our Terminalling & Storage segment also had another growth quarter. Excluding the $4.1 million in acquisition expenses, Adjusted EBITDA for the segment would have been up $6.0 million, or approximately 24 percent, compared to the fourth quarter of 2009.”
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BPL — 2010 Fourth Quarter and Full Year Earnings	Page 2
“Beyond our core operations, we completed the merger with our general partner, which lowered our cost of equity capital and improved our ability to compete for more accretive acquisitions,” continued Wylie. “We also completed the acquisition of a marine refined products terminal in Puerto Rico that has 4.6 million barrels of storage capacity as well as the acquisition of a refined products terminal in Louisiana. Of particular importance was our December 20 announcement that we had agreed to acquire an 80 percent interest in Bahamas Oil Refining Company International Limited, or BORCO. We closed that transaction in early 2011, and expect to acquire the remaining 20 percent of the company in the near term. The acquisition of BORCO is an excellent example of how our lower cost of equity capital significantly improves our competitive position in the market for acquisition opportunities.”
Buckeye also announced today that its general partner declared a cash distribution of $0.9875 per LP unit for the quarter ended December 31, 2010. Class B unitholders will not receive a distribution of cash, but instead will be issued additional Class B units pursuant to Buckeye’s partnership agreement. The distribution will be payable on February 28, 2011 to unitholders of record on February 21, 2011. This cash distribution is the 27th consecutive increase in the quarterly cash distribution and represents a 5.3 percent increase over the $0.9375 per LP unit distribution declared for the fourth quarter of 2009. Buckeye has paid cash distributions in each quarter since its formation in 1986.
Buckeye will host a conference call with members of executive management today, February 11, 2011, at 11:00 a.m. Eastern Time. To access the live Webcast of the call, go to http://www.visualwebcaster.com/event.asp?id=76386 10 minutes prior to its start. Interested parties may participate in the call by dialing 866-226-1792. A replay will be archived and available at this link until March 11, 2011, and the replay also may be accessed by dialing 800-408-3053 and entering passcode 6831614.
Buckeye (www.buckeye.com) is a publicly traded partnership that owns and operates one of the largest independent refined petroleum products pipeline systems in the United States in terms of volumes delivered, with approximately 5,400 miles of pipeline. Buckeye also owns 69 active refined petroleum products terminals with approximately 53 million barrels of storage capacity, operates and maintains approximately 2,600 miles of pipeline under agreements with major oil and chemical companies, owns a major natural gas storage facility in northern California, and markets refined petroleum products in certain of the geographic areas served by its pipeline and terminal operations.
* * * * *
EBITDA, a measure not defined under U.S. generally accepted accounting principles (“GAAP”), is defined by Buckeye as net income attributable to Buckeye’s unitholders before interest and debt expense, income taxes, and depreciation and amortization. The EBITDA measure eliminates the significant level of non-cash depreciation and amortization expense that results from the capital-intensive nature of Buckeye’s businesses and from intangible assets recognized in business combinations. In addition, EBITDA is unaffected by Buckeye’s capital structure due to the elimination of interest and debt expense and income taxes. Adjusted EBITDA, which also is a non-GAAP measure, is defined by Buckeye as EBITDA plus: (i) non-cash deferred lease expense, which is the difference between the estimated annual land lease expense for Buckeye’s natural gas storage facility in the Natural Gas Storage segment to be recorded under GAAP and the actual cash to be paid for such annual land lease, (ii) non-cash unit-based compensation expense, (iii) the 2009 non-cash

BPL — 2010 Fourth Quarter and Full Year Earnings	Page 3
impairment expense related to the natural gas liquids pipeline that Buckeye sold in January 2010 (the “Buckeye NGL Pipeline”), (iv) the 2009 expense for organizational restructuring (the “Organizational Restructuring Expense”), (v) the 2010 non-cash BGH GP Holdings, LLC equity plan modification expense (the “Equity Plan Modification Expense”), and (vi) income attributable to noncontrolling interests related to Buckeye for periods prior to the merger of Buckeye and BGH (the “Merger”). The EBITDA and Adjusted EBITDA data presented may not be directly comparable to similarly titled measures at other companies because EBITDA and Adjusted EBITDA exclude some items that affect net income attributable to Buckeye’s unitholders, and these measures may be defined differently by other companies. Management of Buckeye uses Adjusted EBITDA to evaluate the consolidated operating performance and the operating performance of the business segments and to allocate resources and capital to the business segments. In addition, Buckeye’s management uses Adjusted EBITDA as a performance measure to evaluate the viability of proposed projects and to determine overall rates of return on alternative investment opportunities.
This press release also includes Adjusted EBITDA excluding acquisition expenses and a property tax settlement, which is a non-GAAP measure derived by excluding from Adjusted EBITDA transaction expenses related to our acquisition of BORCO and income from a one-time cash receipt pursuant to a tax settlement with the City of New York. In addition, the schedules to this press release include net income attributable to Buckeye’s unitholders (before special charges), which is a non-GAAP measure derived by excluding from net income attributable to Buckeye’s unitholders items recognizing the Buckeye NGL Pipeline impairment expense, the Organizational Restructuring Expense, and the Equity Plan Modification Expense, and operating income before special charges, which is a non-GAAP measure derived by excluding from operating income items recognizing the Buckeye NGL Pipeline impairment expense, the Organizational Restructuring Expense, and the Equity Plan Modification Expense. Buckeye’s management believes Adjusted EBITDA excluding acquisition expenses and property tax settlement, net income attributable to Buckeye’s unitholders (before special charges), and operating income before special charges are useful measures for investors because they allow comparison of Buckeye’s results from core operations from period to period.
Distributable cash flow, which is a financial measure included in the schedules to this press release, is another measure not defined under GAAP. Distributable cash flow is defined by Buckeye as net income attributable to Buckeye’s unitholders, plus: (i) depreciation and amortization expense, (ii) noncontrolling interests related to Buckeye that were eliminated as a result of the Merger, (iii) deferred lease expense for Buckeye’s Natural Gas Storage segment, (iv) non-cash unit-based compensation expense, (v) Equity Plan Modification Expense, (vi) the Buckeye NGL Pipeline impairment expense, (vii) the senior administrative charge, and (viii) the Organizational Restructuring Expense (items (i) through (vii) of which are non-cash expense); minus maintenance capital expenditures. Buckeye’s management believes that distributable cash flow is useful to investors because it removes non-cash items from net income and provides a clearer picture of Buckeye’s cash available for distribution to its unitholders.
EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding acquisition expenses and property tax settlement, net income attributable to Buckeye’s limited partners (before special charges), operating income before special charges, and distributable cash flow should not be considered alternatives to net income, operating income, cash flow from operations, or any other measure of financial performance presented in accordance with GAAP.
Buckeye believes that investors benefit from having access to the same financial measures used by Buckeye’s management. Further, Buckeye believes that these measures are useful to investors because

BPL — 2010 Fourth Quarter and Full Year Earnings	Page 4
they are one of the bases for comparing Buckeye’s operating performance with that of other companies with similar operations, although Buckeye’s measures may not be directly comparable to similar measures used by other companies. Please see the attached reconciliations of each of EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding acquisition expenses and property tax settlement, net income attributable to Buckeye’s limited partners (before special charges), operating income before special charges, and distributable cash flow to net income attributable to Buckeye’s unitholders.
* * * * *
This press release includes forward-looking statements that we believe to be reasonable as of today’s date. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control. Among them are (1) changes in federal, state, local and foreign laws or regulations to which we are subject, including those that permit the treatment of us as a partnership for federal income tax purposes, (2) terrorism, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (3) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (4) adverse regional, national or international economic conditions, adverse capital market conditions, and adverse political developments, (5) shutdowns or interruptions at the source points for the products we transport, store, or sell, (6) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (7) volatility in the price of refined petroleum products and the value of natural gas storage services, (8) nonpayment or nonperformance by our customers, (9) our ability to realize efficiencies expected to result from our previously announced reorganization, and (10) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our subsequently filed Quarterly Reports on Form 10-Q, for a more extensive list of factors that could affect results. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.
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BPL — 2010 Fourth Quarter and Full Year Earnings	Page 5
BUCKEYE PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues:
Product sales	$835,252	$396,909	$2,469,210	$1,125,653
Transportation and other services	182,709	181,959	682,058	644,719

Total revenue	1,017,961	578,868	3,151,268	1,770,372

Costs and expenses:
Cost of product sales and natural gas storage services	833,645	400,392	2,462,275	1,103,015
Operating expenses	74,208	67,088	278,245	275,930
Depreciation and amortization	15,331	14,638	59,590	54,699
Asset impairment expense	—	(12,816)	—	59,724
General and administrative	15,161	11,140	50,599	41,147
Equity plan modification expense	21,058	—	21,058	—
Reorganization expense	—	2,948	—	32,057

Total costs and expenses	959,403	483,390	2,871,767	1,566,572

Operating income	58,558	95,478	279,501	203,800

Other income (expense):
Earnings from equity investments	2,556	3,500	11,363	12,531
Interest and debt expense	(24,081)	(21,117)	(89,169)	(75,147)
Other income (expense)	(1,067)	94	(687)	453

Total other expense	(22,592)	(17,523)	(78,493)	(62,163)

Net income	35,966	77,955	201,008	141,637
Less: net income attributable to noncontrolling interests	(27,604)	(59,377)	(157,928)	(92,043)

Net income attributable to Buckeye Partners, L.P.	$8,362	$18,578	$43,080	$49,594

Earnings per limited partner unit:
Basic	$0.19	$0.93	$1.66	$2.49

Diluted	$0.19	$0.93	$1.65	$2.49

Weighted average number of limited partner units outstanding:
Basic	44,014	19,952	26,016	19,952

Diluted	44,295	19,952	26,086	19,952

BPL — 2010 Fourth Quarter and Full Year Earnings	Page 6
BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue:
Pipeline Operations	$101,429	$98,583	$400,926	$392,667
Terminalling & Storage	49,961	42,468	175,000	136,576
Natural Gas Storage	27,019	38,838	95,337	99,163
Energy Services	844,611	396,450	2,481,566	1,125,013
Development & Logistics	10,314	8,690	37,696	34,136
Intersegment eliminations	(15,373)	(6,161)	(39,257)	(17,183)

Total revenue	$1,017,961	$578,868	$3,151,268	$1,770,372

Operating income (loss):
Pipeline Operations	$32,704	$58,749	$171,595	$93,957
Terminalling & Storage	19,238	21,989	89,933	61,084
Natural Gas Storage	6,521	11,002	16,069	30,574
Energy Services	(80)	2,682	(1,367)	13,086
Development & Logistics	175	1,056	3,271	5,099

Total operating income	$58,558	$95,478	$279,501	$203,800

Total costs and expenses: (1)
Pipeline Operations	$68,725	$39,834	$229,331	$298,710
Terminalling & Storage	30,723	20,479	85,067	75,492
Natural Gas Storage	20,498	27,836	79,268	68,589
Energy Services	844,691	393,768	2,482,933	1,111,927
Development & Logistics	10,139	7,634	34,425	29,037
Intersegment eliminations	(15,373)	(6,161)	(39,257)	(17,183)

Total costs and expenses	$959,403	$483,390	$2,871,767	$1,566,572

Depreciation and amortization:
Pipeline Operations	$9,504	$9,051	$36,799	$35,533
Terminalling & Storage	2,470	1,857	9,521	7,258
Natural Gas Storage	1,670	2,028	6,594	5,971
Energy Services	1,231	1,258	4,933	4,204
Development & Logistics	456	444	1,743	1,733

Total depreciation and amortization	$15,331	$14,638	$59,590	$54,699

Adjusted EBITDA:
Pipeline Operations	$58,609	$61,725	$235,405	$229,576
Terminalling & Storage	26,725	24,801	106,387	72,588
Natural Gas Storage	11,483	14,448	29,794	41,950
Energy Services	1,521	4,436	5,861	19,335
Development & Logistics	1,693	1,257	5,193	6,718

Adjusted EBITDA	$100,031	$106,667	$382,640	$370,167

Capital additions, net: (2)
Pipeline Operations	$24,023	$13,648	$46,036	$34,461
Terminalling & Storage	3,375	7,277	19,491	22,463
Natural Gas Storage	862	4,149	8,328	23,033
Energy Services	126	3,263	2,961	6,236
Development & Logistics	38	169	883	1,116

Total capital additions, net	$28,424	$28,506	$77,699	$87,309

Summary of capital additions, net: (2)
Maintenance capital expenditures	$12,731	$11,627	$31,244	$23,496
Expansion and cost reduction	15,693	16,879	46,455	63,813

Total capital additions, net	$28,424	$28,506	$77,699	$87,309

(1)	Includes depreciation and amortization. 2010 periods include equity plan modification expense. 2009 periods include asset impairment expense and reorganization expense.

(2)	Amounts exclude accruals for capital expenditures.

	December 31,
	2010	2009
Key Balance Sheet information:
Cash and cash equivalents	$13,626	$37,574
Long-term debt	1,519,393	1,500,495

BPL — 2010 Fourth Quarter and Full Year Earnings	Page 7
BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA — Continued
(Unaudited)

	Three Months Ended		Year Ended
	December, 31		December, 31
	2010	2009	2010	2009
Operating data:
Pipeline Operations Throughput (b/d - 000s):
Gasoline	632.7	615.4	643.7	650.1
Jet fuel	341.4	318.4	338.5	336.7
Diesel fuel	249.6	224.1	234.4	209.8
Heating oil	83.3	83.7	66.9	74.9
LPGs	13.6	15.2	18.0	16.5
NGLs	—	4.3	—	13.9
Other products	4.2	3.8	3.0	8.0

Total Pipeline Operations Throughput	1,324.8	1,264.9	1,304.5	1,309.9

Pipeline Average Tariff (Cents/bbl.)	73.8	72.5	73.6	72.1

Terminal Throughput (b/d - 000s) (1)	564.5	475.0	564.3	471.9

Product sales (in millions of gallons)	359.0	199.6	1,139.1	655.1

(1)	Reported quantities include volumes from the Albany terminal. Previously reported 2009 amounts excluded volumes from the Albany terminal.

BPL — 2010 Fourth Quarter and Full Year Earnings	Page 8
BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
Non-GAAP Reconciliations
(In thousands, except per unit amounts and coverage ratio)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Adjusted EBITDA:
Net income attributable to Buckeye Partners, L.P.	$8,362	$18,578	$43,080	$49,594
Interest and debt expense	24,081	21,117	89,169	75,147
Income tax expense (benefit)	(484)	(80)	(919)	(343)
Depreciation and amortization	15,331	14,638	59,590	54,699

EBITDA	47,290	54,253	190,920	179,097
Net income attributable to noncontrolling interests affected by Merger (for periods prior to Merger) (1)	27,262	58,990	157,467	90,381
Non-cash deferred lease expense	1,059	1,125	4,235	4,500
Non-cash unit-based compensation expense	3,362	2,167	8,960	4,408
Equity plan modification expense	21,058	—	21,058	—
Asset impairment expense	—	(12,816)	—	59,724
Reorganization expense	—	2,948	—	32,057

Adjusted EBITDA	$100,031	$106,667	$382,640	$370,167

Distributable Cash Flow:
Net income attributable to Buckeye Partners, L.P.	$8,362	$18,578	$43,080	$49,594
Depreciation and amortization	15,331	14,638	59,590	54,699
Net income attributable to noncontrolling interests affected by Merger (for periods prior to Merger) (1)	27,262	58,990	157,467	90,381
Non-cash deferred lease expense	1,059	1,125	4,235	4,500
Non-cash unit-based compensation expense	3,362	2,167	8,960	4,408
Equity plan modification expense	21,058	—	21,058	—
Asset impairment expense	—	(12,816)	—	59,724
Reorganization expense	—	2,948	—	32,057
Non-cash senior administrative charge	—	—	—	475
Maintenance capital expenditures	(12,731)	(11,627)	(31,244)	(23,496)

Distributable cash flow	$63,703	$74,003	$263,146	$272,342

Distributions for Coverage Ratio (2)	$70,698	$60,968	$259,315	$237,687

Coverage Ratio	0.90	1.21	1.01	1.15

(1)	Represents merger between Buckeye Partners, L.P. and Buckeye GP Holdings L.P. in November 2010.

(2)	Represents cash distributions declared for respective periods. 2010 amounts reflect estimated distributions for limited partner units outstanding as of December 31, 2010.

BPL — 2010 Fourth Quarter and Full Year Earnings	Page 9
BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
Non-GAAP Reconciliations — Continued
(In thousands, except per unit amounts and coverage ratio)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income attributable to limited partners (before special charges):
Net income as reported	$35,966	$77,955	$201,008	$141,637
Add: Asset impairment expense	—	(12,816)	—	59,724
Add: Reorganization expense	—	2,948	—	32,057
Add: Equity plan modification expense	21,058	—	21,058	—

Net income (as adjusted)	57,024	68,087	222,066	233,418
Less: Net income attributable to noncontrolling interests (as adjusted)	(27,604)	(49,362)	(157,928)	(183,871)

Net income attributable to Buckeye Partners, L.P. (as adjusted)	$29,420	$18,725	$64,138	$49,547

Earnings per limited partner unit-diluted (as adjusted)	$0.66	$0.94	$2.46	$2.48

Operating income before special charges:
Operating income	$58,558	$95,478	$279,501	$203,800
Asset impairment expense	—	(12,816)	—	59,724
Reorganization expense	—	2,948	—	32,057
Equity plan modification expense	21,058	—	21,058	—

Operating income before special charges	$79,616	$85,610	$300,559	$295,581

Adjusted EBITDA excluding acquisition expenses and property tax settlement:
Adjusted EBITDA	$100,031	$106,667	$382,640	$370,167
Transaction expenses related to BORCO acquisition	4,052	—	4,052	—
Tax settlement with City of New York	—	(7,162)	—	(7,162)

Adjusted EBITDA excluding these items	$104,083	$99,505	$386,692	$363,005